February 14, 2017

New Age Beverages Corporation

1700 East 68th Avenue

Denver, CO 80229

Re: Securities Registered under Registration Statement on Form S-1 (Reg. No. 333-215267) and Registration Statement filed pursuant to rule 462(b) of the Securities Act of 1933, as amended.

Ladies and Gentlemen:

We have acted as counsel to New Age Beverages Corporation, a Washington corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), under Rule 462(b) of the Securities Act of 1933, as amended (the “Act”) relating to the proposed issuance and sale of up to $3,031,250 of: (a) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (b) shares of common stock underlying representative’s warrants. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-215267) (the “Prior Registration Statement”), which was declared effective on February 13, 2017, including the prospectus which forms part of the Registration Statement. The Securities are being sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) between the Company and the underwriters named therein.

The Shares, and the shares underlying the representative’s warrants, are, collectively, referred to herein as the “Securities”.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered. We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

The opinions expressed below are limited to the laws of the State of Colorado and the Washington Business Corporation Act.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

February 14, 2017

Based upon and subject to the foregoing, we are of the opinion (i) the Shares have been duly authorized and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, (ii) the Securities have been authorized by all necessary corporate action of the Company and, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, (iii) provided that the representative’s warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the representative’s warrants, when issued and sold will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iv) the Shares issuable upon the exercise of the representative’s warrants have been duly authorized for issuance and, when issued will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Prior Registration Statement, which is incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Bart and Associates, LLC
Bart and Associates, LLC